Exhibit 10.12

INCENTIVE AGREEMENT
FOR THE GRANT OF RESTRICTED STOCK
UNDER THE
TIDEWATER INC. 2021 STOCK INCENTIVE PLAN

THIS AGREEMENT (this “Agreement”) is entered into as of [________________] (the “Date of Grant”) by and between Tidewater Inc., a Delaware corporation (“Tidewater” and, together with its subsidiaries, the “Company”), and [________________], who serves as a non-employee director of the Company (the “Director”). Capitalized terms used, but not defined, in this Agreement have the respective meanings provided in the Tidewater Inc. 2021 Stock Incentive Plan (the “Plan”).

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, it is agreed by and between the parties as follows:

I.   Restricted Stock

1.1    Restricted Stock. Effective on the Date of Grant, Tidewater hereby grants to the Director under the Plan a total of [___________] shares of Common Stock (the “Restricted Stock”), subject to the terms, conditions, and restrictions set forth in the Plan and in this Agreement.

1.2    Award Restrictions. The period during which the restrictions imposed on the Restricted Stock by the applicable Plan and this Agreement are in effect is referred to in this Agreement as the “Restricted Period.” To the extent permitted by the Plan, the Director shall be entitled to all rights of a stockholder of Tidewater during the Restricted Period, including the right to vote the shares. If, under the provisions of the Plan, the Director is entitled to receive dividends and other distributions during the Restricted Period, all such amounts will accrue when declared and be paid to the Director only upon the vesting of the related shares of Restricted Stock. Neither the shares of Restricted Stock nor any of the foregoing rights may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered during the Restricted Period.

1.3    Book Entry to Reflect Restricted Ownership. A book entry in the Company’s stock issuance records shall reflect the Restricted Stock as registered in the name of the Director and that during the Restricted Period the transferability of shares of Restricted Stock is restricted in accordance with the terms and conditions (including conditions of forfeiture) contained in the applicable Plan and this Agreement and that copies of the applicable Plan and Agreement are on file in the office of the Secretary of Tidewater.

II.   Vesting

2.1    Vesting. The shares of Restricted Stock shall vest on the first anniversary of the Date of Grant, if, except as provided in Section 2.2, the Director continues to serve on the Board on such date.

2.2    Effect of Termination of Service.

(a)    Upon the Director’s death or termination of service due to disability (as determined by the Committee in accordance with Section 409A of the Code), any unvested shares of Restricted Stock shall immediately vest.

(b)    If, prior to the vesting of the shares of Restricted Stock, the Director is willing and able to serve another term of office but is either not re-nominated or not reelected to serve another term, any unvested shares of Restricted Stock shall immediately vest on the date that he or she no longer serves as a member of the Board.

(c)    Except as otherwise expressly provided in this Section 2.2 or as otherwise determined by the Committee in its sole discretion, termination of board service shall result in forfeiture of all unvested Restricted Stock.

2.3    Effect of Vesting. Upon termination of the Restricted Period with respect to all or a portion of the Restricted Stock, Tidewater shall cause the restrictions on transfer reflected in the book entry with respect to such shares to be removed. Upon removal of the restrictive legend, the Director is free to hold or dispose of such shares, subject to applicable securities laws and any internal company policy then in effect and applicable to the Director, such as Tidewater’s Policy Statement on Insider Trading and Director Stock Ownership Guidelines.

III.   Binding Effect

This Agreement shall inure to the benefit of and be binding upon the parties to this Agreement and their respective heirs, executors, administrators, and successors.

IV.   Amendment, Modification or Termination

The Committee may amend, modify, or terminate any shares of Restricted Stock at any time prior to vesting in any manner not inconsistent with the terms of the Plan. Notwithstanding the foregoing, no amendment, modification, or termination may materially impair the rights of the Director under this Agreement without his or her consent.

V.   Inconsistent Provisions

The shares of Restricted Stock granted hereby are subject to the provisions of the Plan, as in effect on the Date of Grant and as it may be amended. In the event any provision of this Agreement conflicts with such a provision of the Plan, the Plan provision shall control. The Director acknowledges that a copy of the Plan was distributed to the Director and that the Director was advised to review such Plan prior to entering into this Agreement. The Director waives the right to claim that the provisions of the Plan are not binding upon the Director and the Director’s heirs, executors, administrators, legal representatives, and successors.

VI.   Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

VII.   Severability

If any term or provision of this Agreement, or the application thereof to any person or circumstance, shall at any time or to any extent be invalid, illegal, or unenforceable in any respect as written, the Director and the Company intend for any court construing this Agreement to modify or limit such provision so as to render it valid and enforceable to the fullest extent allowed by law. Any such provision that is not susceptible of such reformation shall be ignored so as to not affect any other term or provision of this Agreement, and the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid, illegal, or unenforceable, shall not be affected thereby and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

VIII.   Electronic Delivery and Execution of Documents

8.1    Tidewater may, in its sole discretion, deliver any documents related to the Director’s current or future participation in the Plan or any other compensation plan of Tidewater by electronic means or request Director’s consent to the terms of an award by electronic means. Such documents may include the plan, any grant notice, this Agreement, the plan prospectus, and any reports of Tidewater provided generally to Tidewater’s stockholders. In addition, the Director may deliver any grant notice or award agreement to Tidewater or to such third party involved in administering the applicable plan as Tidewater may designate from time to time. By accepting the terms of this Agreement, the Director also hereby consents to participate in such plans and to execute agreements setting the terms of participation through an on-line or electronic system established and maintained by Tidewater or a third party designated by Tidewater.

8.2    The Director acknowledges that the Director has read Section 8.1 of this Agreement and consents to the electronic delivery and electronic execution of plan documents as described in Section 8.1. The Director acknowledges that he or she may receive from Tidewater a paper copy of any documents delivered electronically at no cost to the Director by contacting Tidewater by telephone or in writing.

IX.   Entire Agreement; Modification

The Plan and this Agreement constitute the entire agreement between the parties with respect to the subject matter contained herein. This Agreement may not be modified without the approval of the Committee and the Director, except as provided in the Plan, as it may be amended from time to time in the manner provided therein, or in this Agreement, as it may be amended from time to time. Any oral or written agreements, representations, warranties, written inducements, or other communications with respect to the subject matter contained herein made prior to the execution of this Agreement shall be void and ineffective for all purposes.

X.   Section 83(b) Election

The Director has reviewed with the Director’s own tax advisors the federal, state, local, and foreign tax consequences of the transactions contemplated by this Agreement. The Director is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Director understands that the Director (and not the Company) shall be responsible for the Director’s own tax liability that may arise as a result of the transactions contemplated by this Agreement. The Director understands that the Director may elect to be taxed at the time the shares of Restricted Stock are granted by filing an election under Section 83(b) of the Code with the IRS within thirty days from the Date of Grant and providing a copy to the Company. The Director acknowledges that it is the Directors sole responsibility and not the Company’s to file timely the election under Section 83(b), even if the Director requests the Company or its representatives to make this filing on the Director’s behalf.

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By clicking the “Accept” button, the Director represents that he or she is familiar with the terms and provisions of the Plan, and hereby accepts this Agreement subject to all of the terms and provisions thereof. The Director has reviewed the Plan, this Agreement, and the prospectus in their entirety and fully understands all provisions of this Agreement. The Director agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement.

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